Calculation of Filing Fee Tables
S-8
Enviri Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	RSIP Common Stock, $0.00001 par value per share	Other	158,300	$ 20.50	$ 3,245,150.00	0.0001381	$ 448.16
2	Equity	ESP Common Stock, $0.00001 par value per share	Other	91,700	$ 20.50	$ 1,879,850.00	0.0001381	$ 259.61
Total Offering Amounts:						$ 5,125,000.00		$ 707.77
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 707.77
Offering Note
[1]	(a) This registration statement on Form S-8 (this "Registration Statement") registers 158,700 shares of common stock, par value $0.00001, (the "Common Stock") of Enviri Corporation (the "Registrant") that may be issued to the Enviri Corporation Retirement Savings and Investment Plan (the "RSIP"), and 91,700 shares of Common Stock that may be issued under the Enviri Corporation Savings Plan ("ESP", and together with the RSIP, the "Company 401(k) Plans"), or the Company 401(k) Plans' beneficiaries. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Company 401(k) Plans. (b) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Common Stock. (c) Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $20.50 was computed by averaging the high and low prices of a share of the Registrant's common stock as reported on the NYSE on June 9, 2026, a date within five business days prior to the date of the filing of this Registration Statement.

[2]	see Note 1

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources